                                                                    EXHIBIT 10.1

                       FIFTH AMENDMENT, CONSENT AND WAIVER
                                       TO
                                CREDIT AGREEMENT

                        THIS FIFTH AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT (the "Agreement") is being executed and delivered as of November 13, 2001, by and among EarthCare Company, a Delaware corporation (the "Company"), the Company's subsidiaries named as signatories hereto, Mr. Raymond M. Cash ("Mr. Cash"), and Mr. Donald F. Moorehead, Jr. ("Mr. Moorehead" and, together with Mr. Cash and such Subsidiary signatories, collectively, the "Guarantors"), the financial institutions from time to time party to such Credit Agreement referred to and defined below (collectively, the "Banks"), and Bank of America, N.A., as representative of the Banks (in such capacity, the "Administrative Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement referred to below.

                                   WITNESSETH:

                        WHEREAS, the Company, the Banks, the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of February 15, 2000 (as heretofore amended pursuant to amendment agreements dated as of April 14, 2000, October 31, 2000, April 16, 2001 and August 14, 2001, the "Credit Agreement"), pursuant to which, among other things, the Banks have agreed to provide, subject to the terms and conditions contained therein, certain loans to the Company;

                        WHEREAS, in connection with the Credit Agreement, the Company and certain of the Guarantors have executed and delivered in favor of the Administrative Agent and the Banks certain Loan Documents pursuant to which such Guarantors have guaranteed the Company's Obligations under the Credit Agreement and the Company and such Guarantors have granted liens and security interests in certain of their properties as security for their respective obligations under the Loan Documents;

                        WHEREAS, certain Events of Default have occurred as a result of (collectively, the "Existing Defaults"): (i) the Company's failure to comply with its minimum Adjusted EBITDA covenant set forth in Section 10.6.7 of the Credit Agreement with respect to each of the calendar months of June, July, August and September of 2001, (ii) the Company's failure to consummate the sale of EarthLiquids Subsidiaries on or before September 30, 2001 pursuant to Section
12.1.12 of the Credit Agreement, (iii) the Company's failure to consummate the sale of the portable toilet business on or before October 15, 2001 pursuant to
Section 12.1.12 of the Credit Agreement, (iv) the Company's failure to consummate the sale of EarthCare Company of New York or its operating assets and liabilities on or before October 31, 2001 pursuant to Section 12.1.12 of the Credit Agreement, (v) the Company's failure to consummate the sale of all the assets and liabilities comprising the bulk hauling line of business of Reifsneider Transportation, Inc. on or before October 31, 2001 pursuant to
Section 12.1.12 of the Credit Agreement, (vi) the failure of the Company to consummate the sale of ERMFI on or before October 31, 2001 pursuant to Section
12.1.12 of the Credit Agreement, (vii) the failure of the

Company to pay the Banks their fees in an amount of $800,000 pursuant to Section
5.4 of the Credit Agreement by September 30, 2001, (viii) the failure of the Company to pay the accrued deferred interest in an amount calculated at the rate of 1.5% per annum pursuant to Section 4.2 of the Credit Agreement, (ix) the failure of the Company to provide the Administrative Agent with the information pursuant to clause (a) of the last sentence of Section 10.13 of the Credit Agreement by September 15, 2000, and (x) the failure of Mr. Moorehead and Mr. Cash to maintain or cause to be maintained for the months of August, September and October of 2001 marketable securities having minimum aggregate value of $4,000,000 and $9,500,000 respectively in the various brokerage accounts pledged to the Administrative Agent;

                        WHEREAS, the Company and the Guarantors have requested that the Banks waive, and subject to the terms and conditions of this Agreement the Banks have agreed to waive, the Existing Defaults;

                        WHEREAS, the Company or certain Subsidiaries of the Company have entered into certain agreements, and may from time to time enter into additional agreements, with Bank of America, N.A. or any of its affiliates (Collectively, the "Cash Management Bank"), governing the operation of deposit accounts maintained with the Cash Management Bank, disbursement accounts services and other cash management services provided by the Cash Management Bank (collectively, "Cash Management Agreements"); and

                        WHEREAS, the Cash Management Bank has requested, and the Company, the Guarantors, the Administrative Agent and the Banks have agreed, that the Company and its Subsidiaries' obligations under the Cash Management Agreements be secured by all property and assets of the Company and the Guarantors under the Loan Documents.

                        NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, the Banks and the Administrative Agent hereby agree as follows:

                        1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 5 of this Agreement, the Credit Agreement is hereby amended as follows (section and schedule references used herein shall refer to sections and schedules of the Credit Agreement):

                        (a) Section 1.1 is amended to add the following definition in its alphabetical order:

                              "Cash Management Agreements" means, collectively,
all agreements entered from time to time by and among the Cash Management Bank and the Company or any Subsidiary of the Company governing the operation of deposit accounts maintained with the Cash Management Bank, disbursement accounts services or other cash management services provided by the Cash Management Bank.

                              "Cash Management Bank" means Bank of America, N.A.
or any of its affiliates.

                              "Cash Management Obligations" means all payment
and performance obligations (whether fixed or contingent, matured or unmatured) of the Company or any of its Subsidiaries to the Cash Management Bank under or with respect to the Cash Management Agreements, whether now existing or hereafter arising.

                        (b) Section 1.1 is amended to delete the definition of EarthLiquids Payment Date in its entirety and to replace such definition with the following new definition:

                        "EarthLiquids Payment Date" means the earlier of (i) December 31, 2001 and (ii) the consummation of the sale or other disposition of the EarthLiquids Subsidiaries.

                        (c) Section 1.1 is amended to delete the definition of Loan Documents in its entirety and to replace such definition with the following new definition:

                        "Loan Documents" means this Agreement, the Notes, the Guaranties, the L/C Applications, the Collateral Documents and the Cash Management Agreements.

                        (d) Section 10.6.7 is amended to be deleted in its entirety and to be replaced with the following:

                              10.6.7 Minimum EBITDA. Not permit Adjusted EBITDA
               for any calendar month ending on or after October 31, 2001 to be less than $300,000; provided, however, that, following the sale or other disposition of all, or each sale of any material part, of the EarthAmerica Subsidiaries, the foregoing minimum required amount of Adjusted EBITDA for the month of such disposition and each month thereafter shall be reduced to amounts determined by Required Banks, in their sole determination, as indicated by written notification thereof delivered to the Company by the Required Banks. Such determination shall be based upon the Required Banks' estimate, as determined solely by such Banks, of the portion of the minimum amounts of Adjusted EBITDA set forth above which were attributable to the Subsidiaries or portions thereof subject to such sale or disposition as of the date such minimum amounts were initially established pursuant to the Fifth Amendment, Consent and Waiver to this Agreement.

                        (e) Section 12.1.12 is amended to be deleted in its entirety and to be replaced with the following provision:

                              12.1.12 Sale of Certain Business Units. The
               Company shall fail to consummate, pursuant to terms, conditions and definitive documentation acceptable to the Required Banks:
               (i) the sale of the portable toilet business on or before April 30, 2002, (ii) the sale of ERMFI on or before December 31, 2001,
               (iii) the sale of the EarthLiquids Subsidiaries on or before December 31, 2001, (iv) the sale of the commercial sludge wastes handling business of EarthCare Company of New York on or before April 30, 2002, (iv) the sale of all the assets and liabilities comprising the bulk hauling line of business of Reifsneider Transportation, Inc. on or before April 30, 2002, or (v) the sale of remaining EarthAmerica assets on or before April 30, 2002.

                        (f) Section 12 is amended to add the following sub-section:

                              12.3 Application of Proceeds of Collateral.
               Notwithstanding any provision to the contrary in any Collateral Document, the proceeds of any property of the Company or the Guarantors which is subject to the Liens of the Administrative Agent pursuant to the Loan Documents received by the Administrative Agent upon the occurrence and during the continuation of any Event of Default shall be applied to the Company's and the Guarantors' obligations under the Loan Documents as follows:

                              FIRST, to payment of all costs and expenses of the
               Administrative Agent incurred in connection with the collection and enforcement of the obligations or of the security interest granted to the Administrative Agent pursuant to the Loan Documents, including all costs and expenses of any sale pursuant to any Loan Document, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, obligations and advances made or incurred by the Administrative Agent;

                              SECOND, to payment, pro rata, of accrued and
               unpaid interest and fees (other than those with respect to the Cash Management Obligations), together with (to the extent permitted by law) interest owing thereon at the applicable default rate from the date due, owing or unpaid until paid in full;

                              THIRD, to payment, pro rata, of the principal
               amount of the outstanding Loans, then due and payable;

                              FOURTH, to payment for cash collateralization of
               all undrawn Letters of Credit and all unreimbursed draws with respect to Letters of Credit (pursuant to documentation acceptable to the Administrative Agent and the Banks);

                              FIFTH, to payment of all outstanding Cash
               Management Obligations and cash collateralization of all contingent Cash Management Obligations (pursuant to documentation and in amount reasonably determined by the Administrative Agent); and

                              SIXTH, the balance, if any, after all of the
               foregoing obligations have been satisfied, to or at the direction of the Company.

                              The Company and the Guarantors shall remain liable
               for any deficiency if the proceeds of any sale or other disposition of the collateral are insufficient to pay the foregoing obligations, including, without limitation, the fees and disbursements of any attorneys engaged by the Administrative Agent or any Bank to collect such deficiency.

                        2. Waiver. Subject to the satisfaction of the conditions set forth in Paragraph 5 of this Agreement, the Banks hereby waive each of the Existing Defaults.

                        3. Consent to Assets Sale. Subject to the satisfaction of the conditions set forth in Paragraph 5 of this Agreement, and further subject to the Banks' satisfactory review of definitive sale documentation with respect thereto, as confirmed in writing by the Banks, the Banks hereby consent to the sale of the capital stock or assets of ERMFI, provided that an amount of not less than $5,000,000 of the Net Cash Proceeds of such sale shall be used to pay down the outstanding Loans upon such sale.

                        4. Authorization to Release Lien. The Banks hereby authorize the Administrative Agent to take any action as the Administrative Agent deemed reasonable to effect the release of all Liens held by the Administrative Agent on any capital stock and other assets sold pursuant to Paragraph 3 of this Agreement.

                        5. Conditions Precedent. The provisions of Paragraphs 1, 2, 3 and 4 of this Agreement shall become effective as of the date hereof upon the Administrative Agent's receipt of:

                        (i) the originally-executed (or facsimiles of originally-executed) counterparts of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and each of the Banks; and

                        (ii) the information described in Exhibit A attached hereto from the Company.

                        6. Cash Management Agreements Obligations.

                        (a) Upon the effective of this Paragraph 6, all Cash Management Obligations shall constitute "Liabilities" of the Company and the Guarantors, as such term is used in each of the Collateral Documents and other Loan Documents.

                        (b) Each of the Company and the Guarantors (i) hereby acknowledges and agrees that its obligations under the Loan Documents shall include Cash Management Obligations and (ii) hereby grants to the Administrative Agent (for the benefit of the Cash Management Bank) a lien on and a security interest in all now owned and hereafter acquired property of the Company and of each Guarantor which from time to time is otherwise subject to the Liens of the Administrative Agent securing the Loans and other obligations pursuant to the Collateral Documents, as security for all Cash Management Obligations.

                        (c) This Paragraph 6 shall become effective upon the execution of this Agreement by parties hereto.

                        7. Representations, Warranties and Covenants.

                        (a) The Company hereby represents and warrants that this Agreement, and the Credit Agreement as amended by this Agreement, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Each Guarantor hereby represents and warrants that each Loan Document to which it is a party (as amended, supplemented, reaffirmed, restated or otherwise modified) constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms.

                        (b) Each of the Company and the Guarantors hereby represents and warrants that its execution, delivery and performance of this Agreement and other Loan Documents to which it is a party have been duly authorized by all proper organization action (if applicable), do not violate any provision of its organization documents (if applicable), will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company's Subsidiaries is bound (which has not been previously obtained).

                        (c) The Company hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Unmatured Event of Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company's execution and delivery hereof or thereof in all material respects as though made on and as of such date.

                        8. Reaffirmation, Ratification and Acknowledgment; Reservation. (a) The Company and each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document (as amended, supplemented or otherwise modified by, among other things, this Agreement) to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (iii) agrees that neither such ratification and reaffirmation, nor the Administrative Agent's, or any Bank's solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as so modified by this Agreement shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Except as expressly set forth in this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, or of any Default or Event of Default, under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Administrative Agent and the Banks. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

                        (b) The Company, the Guarantors, the Banks and the Administrative Agent hereby agree and acknowledge that, notwithstanding anything to the contrary in the Loan Documents:

                              (i) Pursuant to the Loan Documents, Mr. Moorehead
               shall ensure that the marketable securities in the brokerage accounts at Sanders Morris Harris under the name of Mr. Moorehead, Mrs. Moorehead or Moorehead Property Company, Ltd. and pledged to the Administrative Agent shall have an aggregate value in excess of $1,500,000 as of the last day of each calendar month ending after the date hereof, provided, however, from and after the earlier of December 31, 2001 and the occurrence of and during the continuation of any Event of Default, such aggregate value shall be in excess of $4,000,000 as of the last day of each calendar month thereafter.

                              (ii) Pursuant to the Loan Documents, Mr. Cash
               shall maintain marketable securities in his brokerage account at Goldman Sachs pledged to the Administrative Agent with an aggregate value in excess of $9,200,000 as of the last day of each calendar month ending after the date hereof, provided, however, from and after the earlier of December 31, 2001 and the occurrence of and during the continuation of any Event of Default, such aggregate value shall be in excess of $9,500,000 as of the last day of each calendar month thereafter.

                        9. Release and Indemnification. The Company and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any of the Banks occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuiness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the obligations of the Company or any Guarantor under the Loan Documents, the Liens securing such obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Company or the Guarantors from challenging the Administrative Agent's or any Bank's interpretation of any term or provision of the Credit Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Banks, the Administrative Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the obligations of the Company or any Guarantor under the Loan Documents, the Liens securing such obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; provided, however, that neither the Company nor any Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party.

                        10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois (but without giving effect to any conflicts of law provisions).

                        11. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

                        12. Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                        13. Agent's Expense. The Company hereby agrees to reimburse the Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement or any document, instrument, agreement delivered pursuant to this Agreement, in each case on or before the earlier of the "EarthLiquids Payment Date" (as defined in Paragraph 1(b) of this Agreement) or the occurrence of any Event of Default, other than the Existing Defaults and other than any other Events of Default which shall have been waived in writing prior to the date hereof.

                                     * * * *

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                    EARTHCARE COMPANY, as Company


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent


                                    By:
                                          --------------------------------------
                                    Name:

                                    Title:



                                    BANK OF AMERICA, N.A., as a Bank


                                    By:
                                          --------------------------------------
                                    Name:

                                    Title:



                                    FLEET NATIONAL BANK, as a Bank


                                    By:
                                          --------------------------------------
                                    Name:

                                    Title:


                                    RAYMOND M. CASH, as a Guarantor,


                                    --------------------------------------------

                                    DONALD F. MOOREHEAD, JR., as a Guarantor


                                    --------------------------------------------


                        Signature Page to Amendment No.5

Agreed, Acknowledged and Consented to
as of this ____ day of November, 2001:

ALL COUNTY RESOURCE MANAGEMENT CORP.
BONE-DRY ENTERPRISES, INC.
BREHMS CESSPOOL SERVICE INC.
EARTHAMERICA COMPANY
EARTHAMERICA DISTRIBUTORS, INC.
EARTHCARE COMPANY OF PENNSYLVANIA
EARTHCARE COMPANY OF NEW YORK
EARTHCARE COMPANY OF TEXAS
EARTHCARE ENVIRONMENTAL, INC.
EARTHLIQUIDS COMPANY
EC ACQUISITIONS, INC.
INTERNATIONAL ENVIRONMENTAL SERVICES, INC.
INTERNATIONAL PETROLEUM CORPORATION
INTERNATIONAL PETROLEUM CORP. OF DELAWARE
INTERNATIONAL PETROLEUM CORP. OF GEORGIA
INTERNATIONAL PETROLEUM CORP. OF LA.
INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE
INTERNATIONAL PETROLEUM CORP. OF MARYLAND
INTERNATIONAL PETROLEUM CORP. OF PA.
LIQUID WASTE CONTROL SYSTEMS, INC.
MAGNUM ENVIRONMENTAL SERVICES, INC.
MAGNUM PROPERTY DEVELOPMENT CORPORATION
REIFSNEIDER TRANSPORTATION, INC.
SUB-SURFACE LIQUID INJECTION COMPANY, INC.
MAGNUM EAST COAST PROPERTIES, LTD.
MAGNUM NORTHEAST PROPERTIES, LTD.
MAGNUM WEST COAST PROPERTIES, LTD.
MAGNUM WORLD ENTERPRISES, INC.
each as a Guarantor,


By:
    --------------------------------------
Name:
as authorized representative


                        Signature Page to Amendment No.5

                                    EXHIBIT A
                                       TO
                           FIFTH AMENDMENT AND WAIVER


                              Due Diligence Request

         The Company shall have provided to the Administrative Agent schedules describing the following information with respect to the Company and its Subsidiaries, accompanied by a certificate by an executive officer as to the accuracy and completeness in all material respects of such schedules as of a date no earlier than September 30, 2001 (in each case in form and scope acceptable to the Administrative Agent in its reasonable discretion):

               (i) the legal names, forms of legal organization, and jurisdictions of organization of each Subsidiary;

               (ii) the number of authorized and outstanding units of equity interests of each Subsidiary (including, without limitation, all options, warrants and convertible interests with respect thereto), and the names of each owner of such units and number of units owned by each such owner;

               (iii) the address of each location of inventory and equipment (other than mobile goods) of the Company and each Subsidiary, on an entity-by-entity basis, including, without limitation, with respect to goods held by consignees, bailees and other third parties, except in each case to the extent that the book value of all inventory and equipment at any single such location is less than $25,000 and the aggregate book value of all inventory and equipment located at all such de minimus locations is less than $250,000;

               (iv) a description of all mobile goods owned by the Company and each Subsidiary, on an entity-by-entity basis, together with registration numbers thereof, if any, and identifying the state of each of such registrations, except in each case to the extent that the book value of any such item is less than $25,000 and the aggregate book value of all such de minimus items is less than $250,000;

               (v) a description of all United States federally registered (and applications therefor) patents, trademarks, service marks and copyrights owned or licensed by the Company and each Subsidiary, on an entity-by-entity basis, together with registration numbers and dates of such registrations (or applications);

               (vi) the address of each location of real property owned or leased by the Company and each Subsidiary, on an entity-by-entity basis (and indicating as to whether each such property is owned in fee simple or leased), together with the names and addresses of each lessor and sublessor with respect to each such leased location and the names and addresses of each mortgagee with respect to each such owned location;


                                    Exhibits

               (vii) a listing of all deposit accounts and lockboxes owned by the Company and each Subsidiary, on an entity-by-entity basis, together with a brief description of the type of account or lockbox (e.g. concentration, disbursement or payroll), the name and address of the financial institution at which each such deposit account or lockbox is located or maintained and the account numbers thereof; and

               (viii) a listing of all promissory notes and other instruments evidencing Debt or other obligations owing to the Company and each Subsidiary, on an entity-by-entity basis, together with a brief description of the instrument, the amount outstanding with respect thereto, the name and address of the payor thereunder, and the basic terms thereof.

                                     * * * *

                                    Exhibits